OCWEN FINANCIAL CORPORATION
EXECUTIVE NONQUALIFIED DEFERRED COMPENSATION PLAN
(Effective March 1, 2022)
1.PURPOSE.  The purpose of the Ocwen Financial Corporation Executive Nonqualified Deferred Compensation Plan (the “Plan” or the “NQDC”) is to provide for supplemental retirement and related benefits for a select group of management and highly compensated employees of Ocwen Financial Corporation or its subsidiaries, as part of an integrated compensation program which is intended to attract, motivate and retain key employees of superior ability, industry and loyalty.
2.DEFINITIONS.  The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:
(a)“Base Compensation” shall mean a Participant’s base salary or commissions earned pursuant to an incentive compensation plan not otherwise specified as Bonus Compensation.
(b)“Board” shall mean the Company’s Board of Directors.
(c)“Bonus Compensation” shall mean the portion of a Participant’s compensation payable as a bonus, including cash payments made pursuant to the Annual Incentive Plan or a Long-Term Incentive Plan award granted under the Company’s 2021 Equity Incentive Plan, or the successors to these Plans.
(d)“Change in Control” shall mean any event that is treated as a “change in control event” as to a Participant in the Plan based on the usage of that phrase in Treasury Regulations promulgated pursuant to Code Section 409A.
(e)“Code” shall mean the Internal Revenue Code of 1986, as amended.
(f)“Company” shall mean Ocwen Financial Corporation; provided, however, that the term Company shall also be interpreted as including any other entity that is a subsidiary of Ocwen Financial Corporation that employs one or more Participants.
(g)“Compensation” shall mean the Participant’s Base Compensation and Bonus Compensation from the Company, and shall exclude all other types of compensation, including, but not limited to severance pay and contributions to the Company’s tax qualified retirement plans.
(h)“Designated Beneficiary” shall mean the beneficiary designated by a Participant to receive any benefits payable under the Plan upon his or her death.  In the absence of a beneficiary designation, the Participant’s “Designated Beneficiary” shall be his or her spouse and if none, his or her estate.
(i)“Effective Date” shall mean March 1, 2022.
(j)“ERISA” shall mean Employee Retirement Income Security Act of 1974, as amended.

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(k) “Gain or Loss Adjustment” shall mean the adjustment to such Participant’s Plan Deferral Account in accordance with the provisions of Section 7.
(l)“Installment Distribution Election” shall  mean an election by a Participant to receive the balance in his or her Plan Deferral Account in a series of two, three, four or five substantially equal annual installments paid commencing as of a fixed date elected by the Participant, or commencing as of the first day of the seventh month following the Participant’s Separation from Service, if such date occurs prior to the fixed date elected by the Participant.
(m)“Lump Sum Distribution Election” shall mean an election by a Participant to receive the balance in his or her Plan Deferral Account in one lump sum paid commencing as of a fixed date elected by the Participant, or commencing as of the first day of the seventh month following the Participant’s Separation from Service, if such date occurs prior to the fixed date elected by the Participant.
(n) “Participant” shall mean each management and/or highly compensated employee of the Company who is designated as eligible to participate in the Plan by the Plan Administrator.  In making any such designation, the Plan Administrator shall take into account Department of Labor guidance regarding employees who may participate in plans that are subject to exemption from certain ERISA requirements under DOL Regulation Section 2520.104-23.
(o)“Participation Agreement” shall mean a written or electronic agreement executed by an employee eligible to participate in the Plan specifying the amount of income to be deferred and either an Installment Distribution Election or Lump Sum Distribution Election in accordance with the provisions of the Plan.  The form of the Participation Agreement and the permissible elections shall be determined by the Plan Administrator at its sole and absolute discretion.
(p)“Permissible Investments” are those investment options made available for investment choices by Participants.  Under the rules established by the Plan Administrator, a limited number of investment options shall be made available for Participant investment choices, which investment choices may be varied from time to time at the discretion of the Plan Administrator.  These investment choices may, but need not, be the same as the investments actually made with assets that have been set aside or invested in insurance contracts in connection with the Company’s interests in establishing a source of funds to pay benefits hereunder.
(q)“Plan Administrator” shall mean Board or such person or committee designated by the Board to serve as the Plan Administrator.
(r)“Plan Deferral Account” shall mean the amount credited for the benefit of a Participant under Section 7 on the basis of deemed “contributions” as provided for under the terms of the Plan, as adjusted by such Participant’s Gain or Loss Adjustment with respect to such Participant’s Plan Deferral Account, and reduced by any distributions made of such Participant’s benefit under the Plan.
(s)“Plan Year” shall mean the calendar year; provided, however, that the first Plan Year shall be the period from March 1, 2022 through December 31, 2022.
(t)“Rabbi Trust” shall mean an irrevocable grantor trust in which assets (which may include insurance contracts) may be segregated for use by the

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Company to pay liabilities to a Participant in the Plan; provided, however, that any such trust shall be established and maintained in a manner that is consistent with the treatment of its assets as assets of the Company for federal income tax purposes and that such assets shall be held in the trust subject to the claims of the Company’s creditors in the event of Company’s bankruptcy or insolvency.  In the event a Rabbi Trust is established under the Plan, such Rabbi Trust shall be in a form that is substantially consistent with the form of trust set forth in Revenue Procedure 92-64 (or any successor to such Revenue Procedure) as a model grantor trust for use with plans providing for non-qualified deferred compensation.
(u)“Separation from Service” shall mean any termination of employment that also qualifies as a “separation from service” as that phrase is used for purposes of Code Section 409A and as defined in Treasury Regulations promulgated pursuant to Code Section 409A.  Any reference to termination of employment in the Plan shall be interpreted in a manner that is consistent with the provisions of Code Section 409A that permit payments to be made only on a termination of employment that also constitutes a Separation from Service.
(v)“Subsequent Deferral Election” shall mean an election to defer the receipt of a payment under the Plan that meets all of the requirements of Code Section 409A(a)(4)(C), as permitted under Section 6(c) of the Plan.
(w)“Unforeseeable Emergency” shall mean a severe financial hardship of a Participant resulting from an illness or accident of the Participant, his spouse, or his dependent (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), or (d)(1)(B)), loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster) or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. It is intended that the Plan Administrator’s determination as to whether a Participant has suffered an Unforeseeable Emergency shall be made consistent with the requirements of Code Section 409A and the related Treasury Regulations.
(x)“Valuation Date” shall mean the last day of each Plan Year, any other date or dates that are designated by the Plan Administrator as a Valuation Date, and, with respect to any Participant, the date of a payment under the Plan of all or any portion of such Participant’s Plan Deferral Account (or such other date as may be designated as the Valuation Date applicable to such payment).
3.PARTICIPATION. Each Participant shall have a Plan Deferral Account.  With respect to those Participants who agree to defer Compensation pursuant to the terms of a Participation Agreement, such Participation Agreement shall specify the amount, stated either as a dollar amount or as a percentage of such Participant’s Base Compensation and/or Bonus Compensation, which deferral shall become effective only as permitted under Code Section 409A and applicable guidance issued thereunder.  In general, this means that a Participation Agreement shall only become effective with respect to Compensation earned in the Plan Year following the Plan Year in which such Participation Agreement is filed with the Plan Administrator.  The time at which a Participation Agreement is to be filed shall be established by the Plan Administrator and will be a date established by the Plan Administrator that occurs prior to the beginning of the Plan Year for which it is effective and will also be the date as of which such deferral election will become irrevocable.  The portion of a Participant’s Compensation which may be deferred pursuant to a Participation Agreement under the terms of this Plan shall be limited to 75% of Base Compensation and 100% of Bonus Compensation; provided,

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however, that the Plan Administrator may, at its discretion, modify this limitation from time to time.
4.TERM OF PLAN.  The Plan shall be in effect as of the Effective Date, and shall continue until all obligations of the Company pursuant to the Plan have been paid, unless sooner terminated at the discretion of the Company.
5.VESTING
(a)Full Vesting of Elective Deferrals.  A Participant’s interest in his or her Plan Deferral Account shall be fully vested at all times to the extent such Plan Deferral Account is attributable to the Participant’s election in a Participation Agreement to defer amounts otherwise currently payable as Base Compensation or Bonus Compensation.
(b)Other Conditions on Company Discretionary Deferrals.  Whether or not any amounts are deferred by the Company in addition to amounts deferred at the election of a Participant shall be determined by the Company at its sole and absolute discretion.  In the amount any such amounts are deferred by the Company, the portion of a Participant’s Plan Deferral Account attributable to such discretionary additions made by the Company (without any corresponding reduction to the Participant’s Compensation), shall be subject to such terms and conditions as may be established by the Plan Administrator, which may include (but are not limited to) vesting of such benefits over a specified period of service as an employee, or by reason of attaining specified targets or goals and forfeiture in the event the Participant’s employment is terminated under circumstances determined by the Plan Administrator to constitute just cause for termination. These terms and conditions shall be established by the Plan Administrator at or before the time such discretionary addition is credited to the Participant’s Plan Deferral Account.
6.BENEFIT ENTITLEMENT
(a)Benefits.  Except as otherwise provided under the Plan, a Participant’s benefit under the Plan shall be the amount of such Participant’s Plan Deferral Account.
(b)Payment of Benefits.  Except as otherwise provided in this Section 6(b), a Participant’s benefit shall be paid to the Participant or the Participant’s Designated Beneficiary (in the event payment is made following the Participant’s death) as follows:
(i)If a Participant’s employment with the Company terminates for any reason, such Participant’s Plan Deferral Account (to the extent vested) shall be distributed in accordance with the Installment Distribution Election or Lump Sum Distribution Election made by the Participant in a validly filed Participation Agreement commencing on or about the first day of the seventh (7th) month following the month in which such termination of employment occurred; provided, however, that in the event the termination of employment occurs by reason of the Participant’s death, distribution of the Participant’s vested Plan Deferral Account shall be made in a single lump sum as soon as practicable following such event;
(ii)If a Participant has specified a date or dates and manner of distribution of his or her Plan Deferral Account in a properly and timely filed Participation Agreement (or such other appropriate form as may be provided by the Plan Administrator for these purposes) that occurs prior to the date the Participant’s Plan

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Deferral Account would otherwise have be distributed by reason of the Participant’s termination of employment, such Participant’s Plan Deferral Account shall be distributed in accordance with the time and manner of distribution so specified; and
(iii)Notwithstanding anything to the contrary set forth above or in a Participation Agreement, in the event there is a Change in Control, the full amount of each Participant’s vested Plan Deferral Account shall be distributed to the Participant as soon as practicable following the occurrence of such event in the form of a single lump-sum payment.
In connection with the possibility that a Participant may have made different elections as to time and manner of distribution of amounts deferred by such Participant, the Plan Administrator may set up sub-accounts within a Participant’s Plan Deferral Account as to which such different distribution elections shall be applicable.
(c)Subsequent Deferral Elections.  In the event a Participant desires to postpone the receipt of his or her benefit under the Plan, the Participant may, subject to the consent of the Plan Administrator, file a Subsequent Deferral Election that shall meet all of the following requirements, and provides for a form of payment that the Plan Administrator determines, at its sole and absolute discretion, is acceptable.  The minimum requirements for a valid Subsequent Deferral Election are:
(i)The Subsequent Deferral Election must not become effective until at least twelve (12) months after the date on which it is filed;
(ii)The Subsequent Deferral Election must specify a date for payment of the Plan benefit, or for the commencement of the payment that is not less than five (5) years from the date such payment would otherwise have been paid or would have commenced; and
(iii)The Subsequent Deferral Election must be filed not less than twelve (12) months before the date the Plan benefit payment is scheduled to be made or to commence.
No Participant shall be permitted to make more than one Subsequent Deferral Election under this Section 6(c).
(d)Unforeseeable Emergency. In the event that the Plan Administrator, upon receipt of a written request from a Participant, determines, in its sole and absolute discretion, that the Participant has suffered an Unforeseeable emergency, the Plan Administrator shall provide for a distribution to pay to the Participant from such Participant’s Plan Deferral Account (and reducing, on a pro-rata basis, any sub-accounts that may have been established within such Participant’s Plan Deferral Account) as soon as practicable following such determination. The amount of such distribution shall be limited to the amount necessary to meet the Unforeseen Emergency, after deduction of any and all taxes as may be required to be taken from such distribution. Notwithstanding anything in this Plan to the contrary, a Participant who receives a distribution under this Section 6(d) shall not have any further deferrals taken from such Participant’s Compensation for the remainder of the Plan Year in which such distribution is made.

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7.PLAN DEFERRAL ACCOUNTS AND GAIN OR LOSS ADJUSTMENT
(a)Annual Credits to Plan Deferral Accounts.
(i)The Plan Administrator shall permit each Participant to elect to have amounts credited to his or her Plan Deferral Account to reflect a reduction in amounts which would otherwise be paid to such Participant as Compensation.  Any such election to defer Compensation shall set forth in a Participation Agreement in a form approved by the Plan Administrator, and shall be stated in the form of an election to defer either a percentage or a dollar amount to be taken out of amounts otherwise currently payable to such Participant either as Base Compensation or as Bonus Compensation, subject to such limitations as may be imposed by the Plan Administrator from time to time.
(ii)Any election pursuant to Section 7(a)(i) to defer Base Compensation shall become irrevocable as of such date as is established by the Plan Administrator as the filing deadline for Participation Agreement, which shall not be later than the last day of the Plan Year in which it is filed.  The deferral election made in a Participation Agreement shall be applicable to Base Compensation payable during the Plan Year following the Plan Year in which such election is filed and shall be applicable to Bonus Compensation paid on an Plan Year basis (that is, annual bonuses) payable for the Plan Year following the Plan Year in which such election is filed (and which would otherwise generally be payable during the second Plan Year following the Plan Year in which the election is filed).  In addition, the Plan Administrator may permit elections to defer Bonus Compensation that is payable for periods of more than one year by requiring that such elections be filed no later than the end of the Plan Year prior to the Plan Year with or in which the bonus period starts. With respect to the first Plan Year, or with respect to a Participant who first becomes eligible to participate in Plan during a Plan Year, an election to defer Base Compensation otherwise payable during the same Plan Year shall be permitted; provided, however, that such election must be filed (and will become irrevocable) by the 30th day following the date the Participant first became eligible to participate in the Plan, and shall only be applicable to Base Compensation payable after such date.   In addition, the Plan Administrator may permit deferrals of Bonus Compensation payable for the first Plan Year or by a Participant who first becomes eligible to participate in Plan during a Plan Year, but such deferral election shall be limited to a portion of the Bonus payable for such Plan Year that is equal to the total Bonus Compensation payable for the Plan Year multiplied by the ratio of the number of days remaining in the Plan Year after the election becomes irrevocable over the total number of days in the Plan Year.
(iii)The Plan Administrator may also, at its sole and absolute discretion, permit a Participant to elect to defer Bonus Compensation that is determined to be “performance-based compensation” (as defined in Treasury Regulation Section 1.409A-1(e)) by filing a deferral election with the Plan Administrator no later than six months before the end of the performance period; provided, however, that such an election shall only be permissible if all of the following requirements are met:
(1)The Participant must have provided services to the Company continuously from the beginning of the performance period or from the date the performance criteria were established (whichever is later) through the date an election is filed;

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(2)The election to defer such compensation must not be made after the amount of such performance-based compensation has become readily ascertainable; and
(3)The deferral must be an initial election to defer such compensation (meaning that the terms and conditions governing the payment of the performance-based compensation without regard to the deferral described in this Section 7(a)(iii) must not be such that the performance-based compensation is already subject to Code Section 409A).
(iv)The Plan Administrator may, at its discretion, authorize additional amounts to be credited to the Plan Deferral Account of a Participant without any related reduction in the Compensation payable to such Participant, and shall, at its sole and absolute discretion, establish such terms and conditions (including vesting and forfeiture conditions) as it deems appropriate, as permitted under Section 5(b).
(v)Each Participant’s Plan Deferral Account shall also be adjusted for amounts representing hypothetical income and/or investment gains or losses earned as though amounts credited to such Plan Deferral Accounts were actually invested in an interest bearing or brokerage/investment account, all as provided for in Section 7(b), below.
(b)Gain or Loss Adjustment.  Each Participant’s Plan Deferral Account shall be adjusted at the end of each Plan Year, and on such other date or dates as may be established for these purposes (each such date being referred to herein as a “Valuation Date”) to take into account the Gain or Loss Adjustment for the period from the prior Valuation Date applicable to such account.  For purposes of the Plan, the Gain or Loss Adjustment applicable to a Participant’s Plan Deferral Account shall be determined as follows:
(i)Each Participant shall be permitted to specify an investment or investments from among Permissible Investments which shall be the basis for determining the Gain or Loss Adjustment applicable to such Participant’s Plan Deferral Account in accordance with such rules as may be established by the Plan Administrator.  The Participant shall be permitted to change such specifications at such times as the Plan Administrator may specify in its rules.
(ii)On each Valuation Date, each Participant’s Plan Deferral Account shall be adjusted to reflect the gain or loss that would have been recognized if an amount equal to the Participant’s Plan Deferral Account balance as of the prior Valuation Date, along with any additional amounts added to the Participant’s Plan Deferral Account on account of amounts deferred under the Participant’s Participation Agreement in effect during the period prior to the Valuation Date (but subsequent to any prior Valuation Date), had been invested in accordance with the investment specifications of the Participant.  For purposes of the determination of the Gain or Loss Adjustment, such adjustment shall be calculated by taking into account any brokerage fees or other transactional costs that would have been incurred in actually carrying out the investment specifications of the Participant, whether or not such costs were actually incurred by the Company.
(iii)For purposes of calculating the Gain or Loss Adjustment applicable to a Participant’s Plan Deferral Account, the balance in such Plan Deferral Account at the beginning of a Plan Year shall be treated as having been invested for the full Plan Year or until the Participant is paid a benefit equal to his or her Plan Deferral

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Account balance in accordance with the provisions of the Plan, if sooner, while the amounts deferred under the Participant’s Participation Agreement shall be treated as having been invested as soon as reasonably possible after the date such Compensation would otherwise have been payable to the Participant in the absence of a Participation Agreement.  Any other amounts credited to a Participant’s Plan Deferral Account shall be credited for these purposes as of such date as the Plan Administrator determines.
(iv)Notwithstanding anything to the contrary contained herein, including those provisions giving a Participant the right of designating investments from among Permissible Investments for the purposes of determining the benefit paid under the Plan, the Company reserves the right to invest its assets, including any assets that have been set aside for the purpose of funding the benefits to be provided under the Plan in a Rabbi Trust, at its discretion.  Assets set aside in a Rabbi Trust shall in all cases be subject to the claims of the general creditors of the Company, and no Participant shall have any right to any portion of such assets other than as an unsecured general creditor of the Company unless and until such amounts are paid to the Participant as a benefit under the terms of the Plan.
8.FUNDING OF LIABILITIES. The Plan is intended to be an unfunded, nonqualified plan that qualifies as a “top hat” plan maintained by the Company for the purpose of providing deferred compensation for a select group of management and highly compensated employees.  Benefits under the Plan may, however, be provided through a Rabbi Trust to the extent the Plan Administrator determines to create and fund a Rabbi Trust in connection with the operation of the Plan.  A contribution to such trust in any year shall not create any obligation of the Company to make contributions to such trust thereafter. Any liability of the Company to any person with respect to benefits payable under the Plan shall be based solely upon the contractual obligation, if any, as is created under the terms of the Plan, and shall give rise only to a claim against the general assets of the Company.  No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specified property of the Company.  To the extent any benefits payable under the Plan are paid through a Rabbi Trust, the Company’s contractual obligations, if any, shall be reduced accordingly.
9.PLAN ADMINISTRATOR
(a)Powers.  The Plan Administrator shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Plan Administrator shall have the power to:
(i)provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;
(ii)construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto; and
(iii)correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

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The acts and determinations of the Plan Administrator, including determinations with respect to claims of a Participant or Designated Beneficiary made in accordance with Section 11(a) hereof, shall be final and conclusive.
(b)Indemnity.  The Plan Administrator shall not be directly or indirectly responsible or under any liability by reason of any action or default by him or her, or the exercise of or failure to exercise any power or discretion as Plan Administrator.  The Company shall indemnify and save harmless the Plan Administrator against any and all expenses and liabilities arising out of his or her role as Plan Administrator hereunder.
(c)Compensation and Expenses.  The Plan Administrator shall receive no compensation for his or her services rendered as such, but shall be entitled to reimbursement for any reasonable expenses incurred in his or her capacity as Plan Administrator.
(d)Participant Information.  The Company shall furnish to the Plan Administrator in writing all information the Company deems appropriate for the Plan Administrator to exercise its powers and duties in administration of the Plan.  Such information may include, but shall not be limited to, the names of all Participants, the date each became a Participant, his or her Compensation and date of birth, employment, termination of employment, retirement or death.  Such information shall be conclusive for all purposes of the Plan and the Plan Administrator shall be entitled to rely thereon without any investigation thereof; provided, however, that the Plan Administrator may correct any errors discovered in any such information.
(e)Inspection of Documents.  The Plan Administrator shall make available to each Participant and his Designated Beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Plan Administrator), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of such Participant and Designated Beneficiary under the Plan.
10.EFFECTIVE DATE, TERMINATION AND AMENDMENT
(a)Effective Date of Participation in Plan.  Participants shall commence participation in the Plan on the later of the Effective Date or the first day of the month coincident with or following designation as a Participant.
(b)Amendment and Termination of the Plan or Participation Agreement.  This Plan or the Participation Agreement of a Participant may be terminated or revoked by the Company at any time and amended by the Company from time to time, provided that neither the termination, revocation or amendment of the Plan or a Participation Agreement may, without the written approval of the Participant, reduce the Plan Deferral Account or benefit payable to a Participant calculated as of the time of such termination or amendment.
11.MISCELLANEOUS PROVISIONS
(a)Antialienation.  No benefit payable under the Plan shall be subject to any manner of anticipation, alienation, sale, transfer, assignment, pledge, attachment or encumbrance except by the Company; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, attach or encumber such benefit, except by the Company, shall be void.

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(b)Unsecured Creditor Status.  Any Participant who may have or claim any interest in or right to any compensation, payment, or benefit payable hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in a Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, nor or at any time in the future.  Any insurance policy or other assets acquired by the Company to fund, in whole or in part, the Company’s liabilities under the Plan shall not be deemed to be held as security for the performance of the obligations of the Company hereunder but shall be, and remain, a general asset of the Company subject to the claims of its creditors.
(c)Other Company Plans.  It is agreed and understood that any benefits under this Plan are in addition to any and all employee benefits to which a Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or a Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.
(d)Severability.  If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.
(e)Continued Employment.  Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Plan Administrator shall be held or construed to confer upon any Participant the right to a continuation of employment by the Company.  The Company reserves the right to dismiss any employee (including a Participant), or otherwise deal with any employee (including a Participant) to the same extent as though the Plan had not been adopted.
(f)Incapacity.  If the Plan Administrator determines that a Participant or Designated Beneficiary is unable to care for his affairs because of illness or accident, or is a minor, any benefit due such Participant or Designated Beneficiary under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Plan Administrator to have incurred expense for such Participant or Designated Beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company’s obligation hereunder.
(g)Jurisdiction.  The Plan shall be construed, administered, and enforced according to the laws of the State of Florida, except to the extent that such laws are preempted by federal law.
(h)Claims.  If, pursuant to the provisions of the Plan, the Plan Administrator denies the claim of a Participant or Designated Beneficiary for benefits under the Plan, the Plan Administrator shall provide written notice, within 60 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:
(i)the specific reasons for such denial;

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(ii)the specific reference to the Plan provisions on which the denial is based;
(iii)a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and
(iv)an explanation of the Plan’s claim review procedure and the time limitations of this subsection applicable thereto.
A Participant or Designated Beneficiary whose claim for benefits has been denied may request review by the Plan Administrator of the denied claim by notifying the Plan Administrator in writing within 60 days after receipt of the notification of claim denial.  As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Plan Administrator in writing.  The Plan Administrator shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case a decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review.  The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.
(i)Withholding.  The Participant or the Designated Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income and/or wage tax withholding requirements applicable to the accrual or payment of benefits under the Plan.  If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.
(j)Intent to Comply with Code Section 409A.  The Plan is intended to comply with Code Section 409A and applicable Treasury Regulations or other guidance as may be issued by the Treasury Department or the Internal Revenue Service interpreting such requirements so as to avoid the imposition of tax on Participants under Code Section 409A(a) and shall in all instances be interpreted in a manner consistent with such intent.
OCWEN FINANCIAL CORPORATION

By: _________________________

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